CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 23, 2014, with respect to the financial statements of American Doctors Online, Inc. contained in the Registration Statement and Prospectus of American Doctors Online, Inc. on Form S-1. We hereby consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the heading “Experts.”

D. Brooks and Associates CPA’s, P.A.

West Palm Beach, FL

July 16, 2014